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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the references to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated January 25, 1996 (except for Note 13, as to which the date is March 29, 1996) in the Registration Statement on Form S-1 and related Prospectus of EntreMed Inc. for the registration of 4,025,000 shares of its Common Stock.

                                          ERNST & YOUNG LLP

Atlanta, Georgia,
May 16, 1996